UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2014

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

(Address of Principal Executive Offices, including Zip Code)

(713) 381-6500

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective as of December 31, 2014, in connection with the departure of Stephanie C. Hildebrandt as Senior Vice President, General Counsel and Secretary of Enterprise Products Holdings LLC, the general partner of Enterprise Products Partners L.P. (the “Partnership”), Ms. Hildebrandt and Enterprise Products Company (“EPCO”), Ms. Hildebrandt’s employer and an affiliate of the Partnership, entered into an Agreement and Release, in which EPCO agreed to pay to Ms. Hildebrandt a lump sum amount of $4,000,000 and twelve (12) months medical benefits in satisfaction of any obligations owed to Ms. Hildebrandt by EPCO or any of its affiliates. As consideration for these payments, Ms. Hildebrandt agreed, among other things, not to disclose confidential information or trade secrets of EPCO or its affiliates, not to solicit any employees of EPCO for employment for a period of one year following December 31, 2014, and to waive her right to bring certain claims against EPCO or its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products Holdings LLC, its General Partner

Date: January 2, 2015		By:	/s/ Michael J. Knesek
		Name:	Michael J. Knesek
		Title:	Senior Vice President, Controller and Principal
Accounting Officer

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